UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

PROGREEN US, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2667 Camino del Rio South, Suite 312, San Diego, CA	92108-3763
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 487-9585

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

BACKGROUND

ProGreen US, Inc. (ProGreen) is providing the following background comments regarding disclosures in the Items included in this Current Report.

Tangiers Note Issued

Tangiers Global, LLC (Tangiers) has been a funding partner for ProGreen over the past several years and, with this new note, continues to support the company’s short-term cash requirements. Tangiers has also made an equity investment in Progreen, under the same terms and Share Purchase Agreement that we have extended to private investors starting October 5, 2017.

The Company has issued this convertible note for working capital funding purposes, and intends to secure conventional debt financing arrangements to pay off current short term debt and for development of our Cielo Mar project, although there is no assurance that we will be able to arrange this financing.

Announcements related to the planned conventional debt financing are as follows:

●	From the Company’s Twitter account @ProGreenUS on May 22, 2018: “We have now executed the Letter of Intent for a bridge financing of $5M (referred to in yesterday’s announcement https://www.progreenus.com/pr-20180521/). Now proceeding with the underwriting due diligence.”
●	Press release on May 21, 2018: “ProGreen Receives LOI’s for First Stage of Larger Funding Plan”
●	Press release on April 6, 2018: “ProGreen Receives Cielo Mar Valuation Pursuant to Funding Plan”
●	Press release on March 21, 2018: “CBRE Appraisal Values Cielo Mar Land at $42M”
●	Press release on January 29, 2018: “ProGreen Retains CBRE for Cielo Mar Property Appraisal”
●	Press release on December 20, 2017: “ProGreen announces $10M secured financing plan”

THE FOREGOING GENERAL DISCUSSION IS QUALIFIED BY THE MORE DETAILED ITEM DESCRIPTIONS AND THE REFERENCED EXHIBIT DOCUMENTS BELOW.

Item 1.01. Entry into a Material Definitive Agreement.

Convertible Note issued to Tangiers Global, LLC

The Company has closed a financing on May 24, 2018, (the “Effective Date”) in which it issued a 12% Fixed Convertible Promissory Note dated May 22, 2018 (the “Note”) in the original principal amount of $105,000 due November 22, 2018 to Tangiers Global, LLC (sometimes referred to as “Tangiers” or the “Holder”). The amount of $5,000 was retained by the Holder through an original issue discount for due diligence and legal bills related to this transaction, and the Company received net proceeds of $100,000. In the Event of Default under this Note, the outstanding principal amount of the Note shall become, at the Holder’s election, immediately due and payable. The principal will increase by 35% of the outstanding principal amount of the Note. In addition to the “guaranteed” interest referenced above, in event of occurrence of an Event of Default, additional interest would accrue from the date of the Event of Default at the rate equal to the lower of 22% per annum or the highest rate permitted by law.

The Note provides for customary events of default such as failing to timely make payments under the Note when due, unsatisfied judgments against the Company, failure to issue conversion shares in a timely manner, “chilled status” imposed by The Depository Trust Corporation or a trading suspension issued by the United States Securities and Exchange Commission, failure of the Company to comply with the periodic reporting requirements of the Exchange Act, including xbrl filings, or otherwise, so that the Company’s common stock ceases to remain eligible for sales made in reliance on Rule !44 under the Securities Act.

The Note is convertible at any time at a conversion price equal to 55% of the lowest trading price of the Company’s common stock during the 15 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note.

This Note may be prepaid by the Company in accordance with the following schedule:

Days Since Effective Date	Prepayment Amount
Under 90	115% of Principal Amount
91 to 120	120% of Principal Amount
121 to 180	125% of Principal Amount

The Company agreed that it will not enter into a convertible debt financing transaction with any party other than the Holder for a period of 20 Trading Days following the Effective Date. The Company agreed that this was a material term of this Note and any breach of this provision will result in a default under the Note.

The Company also agreed to provisions of the Note granting the Holder “piggyback” registration rights for new registration statements filed by the Company, rights of refusal with respect to certain types of financings, as well as a “most favored nation” type of provision with regard to future convertible debt financings by the Company.

The foregoing description of the Convertible Note DOES not purport to be complete and IS qualified in ITS entirety by reference to the FORM OF SUCH PROMISSORY NOTE filed as AN Exhibit to this Current Report on Form 8-K IS are incorporated herein by reference. DEFINED TERMS USED IN THE DESCRIPTION of the Note IN THIS CURRENT REPORT SHALL HAVE THE MEANING PROVIDED IN THE NOTE, UNLESS SPECIFICALLY DEFINED ABOVE IN THIS REPORT.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02. Unregistered Sale of Equity Securities.

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount(1)	Principal Purchaser	Underwriter	Total Offering Price/ Underwriting Discounts

May 24, 2018	2,117,747 shares of Common Stock.	Tangiers Global, LLC	NA	$50,000/NA

May 22, 2018	Convertible Promissory Note in the principal amount of $105,000 issued to Tangiers Global, LLC.	Private Investor	NA	$236,085/NA

(1) The issuances of securities to lenders and investors are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”), alternatively, as transactions either not involving any public offering, or as exempt under the provisions of Regulation D promulgated by the SEC under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.76	Convertible Promissory Note issued May 22, 2018 to Tangiers Global, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN US, INC.

Dated: May 29, 2018	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer